EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
(510) 623-9400 x309	(323) 468-2300
aehr@mkr-group.com

Aehr Test Reports Second Consecutive Quarter of Record Bookings in Second Quarter of

Fiscal 2022 on Strength of Semiconductor Test and Burn-In Sales for Electric Vehicles

Fremont, CA (January 6, 2022) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its second quarter of fiscal 2022 ended November 30, 2021.

Fiscal Second Quarter Financial Results:

•	Net sales were $9.6 million, up 471% from $1.7 million in the second quarter of fiscal 2021.
•	GAAP net income was $717,000, or $0.03 per diluted share, compared to a GAAP net loss of $2.0 million, or $0.08 per diluted share, in the second quarter of fiscal 2021.
•	Non-GAAP net income was $1.4 million, or $0.05 per diluted share, which excludes the impact of stock-based compensation, compared to a non-GAAP net loss of $1.7 million, or $0.07 per diluted share, in the second quarter of fiscal 2021.
•	Bookings were $29.1 million for the quarter ended November 30, 2021, the Company’s quarterly highest bookings on record, compared to $1.6 million in the second quarter of fiscal 2021.
•	Backlog as of November 30, 2021 was $36.1 million, the Company’s highest backlog on record.

Fiscal First Six Months Financial Results:

•	Net sales were $15.3 million, up 313% from $3.7 million in the first six months of fiscal 2021.
•	GAAP net income was $1.4 million, or $0.05 per diluted share, which includes the impact of forgiveness of $1.7 million in loans from the Paycheck Protection Program (“PPP”) received in fiscal 2020. This compares to a GAAP net loss of $1.9 million, or $0.08 per diluted share, in the first six months of fiscal 2021, which includes the impact of stock-based compensation and a non-cash net gain of $2.2 million and tax benefit of $215,000 related to the closure of Aehr’s Japan subsidiary during the first quarter of fiscal 2021.
•	Non-GAAP net income was $1.0 million, or $0.04 per diluted share, which excludes the impact of stock-based compensation and forgiveness of the PPP loan. This compares to a non-GAAP net loss of $3.7 million, or $0.16 per diluted share, in the first six months of fiscal 2021, which excludes the impact of stock-based compensation and the net gain related to the closure of Aehr’s Japan subsidiary during the first quarter of fiscal 2021.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results

January 6, 2022

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We finished the second quarter with record bookings for a single quarter of $29.1 million and our highest backlog on record of $36.1 million. Including the announced orders since the beginning of the fiscal third quarter, our total bookings for the fiscal year to date is over $52 million.

“We continue to see very strong interest and demand for wafer level test and burn-in of silicon carbide devices, particularly for use directly in, and in support of, the electric vehicle market. We are ramping our FOXTM multi-wafer test and burn-in systems and full wafer WaferPakTM capacity to meet this upcoming silicon carbide market opportunity, which we believe will grow significantly over the next decade or more. We are only at the very beginning of this ramp as electric vehicles accounted for a very small percentage share of the overall market last year and are expected to be over 30% of total vehicles sold by 2030.

“During the quarter we received a $19.4 million order for our FOX-XPTM wafer level test and burn-in systems from our lead silicon carbide customer. This order was then followed by a $7.6 million order for WaferPaks that do not fully populate the systems, so we are expecting additional follow on WaferPak orders for these production FOX-XP systems. These systems and WaferPaks are being used to test and burn-in MOSFET devices in traction inverters in electric vehicle motor controllers, as well as both on-board and off-board electric vehicle chargers. This customer, a major automotive semiconductor supplier with a significant customer base in the automotive semiconductor market, continues to forecast significant additional system and WaferPak purchases over the next several years. Multiple industry forecasters and analysts expect the market for silicon carbide devices to grow at a compound annual growth rate (CAGR) of more than 30% over the next decade driven by demand from the electric vehicle market and other applications.

“In addition to a very strong backlog and forecast from our lead silicon carbide customer, we are currently engaged in discussions and/or evaluations with several other silicon carbide suppliers regarding their wafer level test and burn-in needs. This includes at least one large silicon carbide supplier that has moved to on-wafer evaluation and benchmarking of Aehr’s FOX-XP multi-wafer system for testing and burning in their silicon carbide wafers. We believe we will add several new silicon carbide customers that will ramp into production by next fiscal year on our solutions.

“Another positive is that we continue to see signs of strengthening in the silicon photonics test and burn-in market as our FOX multi-wafer systems and WaferPaks provide a very cost effective and scalable solution for “burning in” the optical lasers and stabilizing their output power while also removing any extrinsic or early life failures. In addition to the silicon photonics devices that are now ramping into production for fiberoptic transceivers for datacom and telecom applications such as data center and 5G infrastructure, several companies have made public announcements of their intent to integrate silicon photonics devices and co-packaged optics in high end processor applications and intra-chip as well as inter-chip communications within the next few years.

“During the last few months, we received orders from a current silicon photonics customer for six additional FOX-NP™ systems to support the characterization and product qualification of new types of photonics-based devices. This customer is expected to purchase new sets of WaferPaks to be used with these systems. As the applications and market for silicon photonics-based devices continue to grow, we expect this customer to continue to increase their capacity in the future.

Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results

January 6, 2022

“Several other customers addressing the silicon photonics market have also forecast additional FOX system and WaferPak or DiePak® contactor capacity needs over the next 12 months. These include needs to address incremental production capacity as well as capacity to address new customer and new product qualification and engineering. Silicon photonics devices address the 5G and data center infrastructure industry as well as several other key markets today, and Yole Research predicts that the silicon photonics transceiver market alone will reach $4.6 billion in 2026, with a CAGR of 25% between 2021 and 2026.

“We remain very focused on serving the very large market opportunities we see ahead, which include the significant opportunity for test and burn-in of silicon carbide devices for electric vehicles and electrification infrastructure, silicon photonics devices for data center and 5G infrastructure, and 2D/3D sensors for mobile and wearable devices. With our record bookings and the strength of our semiconductor test and burn-in solutions, we are confident in our ability to deliver significant revenue growth and are reiterating our guidance for revenue for the year.”

Fiscal 2022 Financial Guidance:

For the fiscal year ending May 31, 2022, Aehr is reiterating its previously provided guidance for full year total revenue of at least $50 million, and to be profitable for the fiscal year at these revenue levels based upon its operating model.

Management Conference Call and Webcast

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2022 second quarter operating results. To access the live call, dial 800-437-2398 (US and Canada) or +1 929-477-0577 (International) and give the participant passcode 5907605. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and at the following link https://edge.media-server.com/mmc/p/ewc7mhgg. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on January 13, 2022. To access the replay dial-in information, please click here.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak Contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results

January 6, 2022

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “sees,” or “continue,” or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future, including the first quarter of fiscal 2022; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; the temporary nature of customer pushouts; shipping timelines for products and follow-on capacity orders; the growth of Aehr’s systems and consumables, including as a percentage of total sales; financial guidance for fiscal 2022, including related to revenue and profitability, and expectations regarding fiscal 2022; Aehr’s ability to expand its number of customers using its FOX-PTM solutions; the ability to secure potential customer engagements; expectations related to long-term demand for Aehr’s productions and the attractiveness of key markets; the belief that Aehr will be stronger after the current worldwide COVID-19 pandemic, including expectations related to greater production, more customers, more applications, and higher value products. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results
January 6, 2022
Page 5 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
	2021	2021	2020	2021	2020

Net sales	$9,611	$5,646	$1,683	$15,257	$3,695
Cost of sales	5,092	3,365	1,306	8,457	3,091
Gross profit	4,519	2,281	377	6,800	604

Operating expenses:
Selling, general and administrative	2,489	1,953	1,501	4,442	3,015
Research and development	1,313	1,321	820	2,634	1,720
Total operating expenses	3,802	3,274	2,321	7,076	4,735

Income (loss) from operations	717	(993)	(1,944)	(276)	(4,131)

Interest expense, net	(1)	(9)	(12)	(10)	(25)
Income from forgiveness of PPP loan	-	1,698	-	1,698	-
Net gain from dissolution of Aehr Test Systems Japan	-	-	-	-	2,186
Other income (expense), net	35	23	(6)	58	(100)

Income (loss) before income tax (expense) benefit	751	719	(1,962)	1,470	(2,070)

Income tax (expense) benefit	(34)	(23)	(4)	(57)	211

Net income (loss)	$717	$696	$(1,966)	$1,413	$(1,859)

Net income (loss) per share
Basic	$0.03	$0.03	$(0.08)	$0.06	$(0.08)
Diluted	$0.03	$0.03	$(0.08)	$0.05	$(0.08)

Shares used in per share calculations:
Basic	26,205	23,999	23,396	25,102	23,322
Diluted	28,342	25,356	23,396	26,849	23,322

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Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results
January 6, 2022
Page 6 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
	2021	2021	2020	2021	2020

GAAP net income (loss)	$717	$696	$(1,966)	$1,413	$(1,859)
Stock-based compensation expense	718	588	257	1,306	527
Income from forgiveness of PPP loan	-	(1,698)	-	(1,698)	-
Income from disolution of Aehr Test Systesm Japan	-	-	-	-	(2,401)
Non-GAAP net income (loss)	$1,435	$(414)	$(1,709)	$1,021	$(3,733)

GAAP net income (loss) per diluted share	$0.03	$0.03	$(0.08)	$0.05	$(0.08)
Non-GAAP net income (loss) per diluted share	$0.05	$(0.02)	$(0.07)	$0.04	$(0.16)
Shares used in GAAP diluted shares calculation	28,342	25,356	23,396	26,849	23,322
Shares used in non-GAAP diluted shares calculation	28,342	23,999	23,396	26,849	23,322

Non-GAAP net income (loss) is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (loss) (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

-more-

Aehr Test Systems Reports Second Quarter Fiscal 2022 Financial Results
January 6, 2022
Page 7 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	November 30,	August 31,	May 31,
	2021	2021	2021

ASSETS

Current assets:
Cash and cash equivalents	$35,031	$6,530	$4,582
Accounts receivable, net	7,391	4,264	5,202
Inventories	13,033	10,146	8,849
Prepaid expenses and other	622	759	551
Total current assets	56,077	21,699	19,184

Property and equipment, net	661	676	677
Operating lease right-of-use assets	1,265	1,437	1,606
Other assets	182	189	198
Total assets	$58,185	$24,001	$21,665

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,386	$2,753	$2,893
Accrued expenses	2,254	1,978	2,163
Operating lease liabilities, short-term	763	750	737
Customer deposits and deferred revenue, short-term	10,142	3,279	189
Line of credit	-	-	1,400
Current portion of long-term debt	-	-	1,679
Total current liabilities	16,545	8,760	9,061

Operating lease liabilities, long-term	616	813	1,007
Long-term debt, net of current portion	-	-	-
Deferred revenue, long-term	116	150	99
Other liabilities	46	46	49
Total liabilities	17,323	9,769	10,216

Total shareholders' equity	40,862	14,232	11,449

Total liabilities and shareholders' equity	$58,185	$24,001	$21,665

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